                                                                   EXHIBIT 10.8

                              PARTS SALES AGREEMENT
                                     BETWEEN
            RAYTHEON AIRCRAFT PARTS INVENTORY & DISTRIBUTION COMPANY
                                       AND
                           RAYTHEON AEROSPACE COMPANY

                                      -----

THIS PART SALES AGREEMENT ("Agreement") is made and entered into as of the 27th day of June, 2001 ("Effective Date"), by and between Raytheon Aircraft Parts Inventory & Distribution Company, a corporation organized and existing under the laws of the State of Kansas, with principal offices located at 10511 E. Central Avenue, Wichita, Kansas 67206 ("RAPID") and Raytheon Aerospace Company, a corporation organized and existing under the laws of the State of Kansas, with principal offices located at 10511 E. Central Avenue, Wichita, Kansas 67206 ("RA") (each of whom may be referred to hereafter as a "Party", or collectively as the "Parties").

                                    Recitals:

WHEREAS, RAPID is engaged in the business of aircraft spare and replacement parts sales and related services;

WHEREAS, RA is engaged in the business of providing aircraft maintenance, support and related services to government and commercial customers;

WHEREAS, RA desires to obtain from RAPID certain price terms for spare and replacement parts in connection with those programs that, as of the Effective Date of this Agreement, RA is contractually obligated to perform, or will become contractually obligated to perform if RA's customers exercise options contained in existing contracts ("Pending Programs"); and,

WHEREAS, RAPID is willing to provide such price terms in connection with Pending Programs, subject to the terms and conditions contained herein.

NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

1.0    PURPOSE.

1.1 The purpose of this Agreement is to set forth certain price terms between RAPID and RA which shall apply in connection with Pending Programs.

2.0    PRICE AND PAYMENT TERMS.

2.1 COMMERCIAL SPARES PRICING. In connection with Pending Programs, RAPID agrees to sell RA commercial spare and replacement parts at a price that shall not exceed that which it is then offering to Raytheon Aircraft Company Authorized Service Centers for similar quantities under similar contractual terms and conditions.

2.2 MILITARY UNIQUE PARTS. In connection with Pending Programs, RAPID agrees to sell RA military unique parts at a price that shall not exceed that which it is then offering to the U.S. government (using the then applicable RAPID military pricing formula) for similar quantities under similar contractual terms and conditions.

2.3 T-1A PROGRAM PARTS. In connection with the T-1A CLS Pending Program, RAPID will rebate a total of $120,000 per contract year to RA (not to exceed an aggregate total of $1,200,000 during the 10 potential years of the contract); provided that, RA, not later than November 1 of each one-year option period, places a single order for its total program requirements for those fabricated parts identified in Schedule B that will be required during that option period. Those fabricated parts identified in Schedule B shall be priced in accordance with paragraphs
       2.1 or 2.2, as applicable. The intent of this requirement is to allow RAPID to obtain the benefit of certain manufacturing and related efficiencies associated with an annual requirements order. The foregoing notwithstanding, in the event the total dollar amount of any annual requirements order placed by RA is eighty percent (80%) or less than the total dollar amount of the annual requirements order last entered into before the Effective Date of this Agreement, RA shall not be entitled to the total rebate amount for any such reduced annual requirements order and will be entitled only to that portion of the total rebate amount that the Parties shall, in good faith, mutually agree upon.

2.4 FOLLOW-ON PROGRAMS. RAPID shall, subject to a mutually agreeable sucontract or subcontracts, make available to RA commercial spare parts and military unique parts at those prices established by paragraphs 2.1 and 2.2, respectively, in the event RA is the successful offeror in any recompetition of the Navy T-34/T-44 CLS Program (Item 1in Schedule A) or the JPATS T-6A CLS Program (Item 5 in Schedule A) which is conducted by the U.S. government on or before December 31, 2005.

2.5 PAYMENT TERMS. The following payment terms shall apply to all sales under this agreement, (a) all invoices sent to RA during the period beginning on the date hereof and ending on the date that is 18 months from the date hereof, shall be promptly paid in cash within 60 days of the receipt of such invoices, (b) all invoices sent to RA during the period beginning on the day that following the date that is 18 months from the date hereof and ending on the date that is 90 days from the date that is 18 months from the date hereof, shall be promptly paid in cash within 45 days of the receipt of such invoices, and (c) all other invoices shall be promptly paid in cash within 30 days of the receipt of such invoices.

3.0    PENDING PROGRAMS.

3.1 The Pending Programs to which this Agreement shall apply are set forth in Schedule A, hereto.

4.0    TERM AND EXPIRY.

4.1    This Agreement shall commence as of the Effective Date set forth above.

4.2 This Agreement shall expire with respect to each Pending Program upon the expiration or termination of said Pending Program. Upon the expiration or termination of the last executory Pending Program, this Agreement shall be deemed expired in its entirety.

5.0    INSPECTION AND AUDIT.

5.1 RAPID may, upon reasonable notice to RA, inspect and audit RA's books and records as may be necessary to determine that those parts sold to RA at price terms established by this Agreement have been utilized only in connection with Pending Programs. RA agrees to make such books and records available to RA for inspection and audit at reasonable times and places and to otherwise cooperate with any such inspection and audit.

6.0    LIMITATION OF LIABILITY.

6.1 IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NONBREACHING PARTY SHALL BE ENTITLED TO COMPENSATORY DAMAGES ONLY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, AS A RESULT OF ANY BREACH OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER SUCH DAMAGES ARISE IN CONTRACT, TORT OR OTHERWISE.

7.0    DISPUTES.

7.1 In the event of any dispute arising under this Agreement, each Party's business unit or department most responsible for its company's performance under this Agreement shall endeavor in good faith to amicably resolve the dispute. In the event the dispute cannot be resolved by such efforts, resolution of the dispute shall be escalated to senior management within each company in the effort to reach an amicable conclusion.

7.2 In the event the dispute cannot be resolved as set forth in paragraph 7.1, the dispute shall be finally settled in accordance with the Commercial Rules, then prevailing, of the American Arbitration Association ("AAA").

7.3 Each Party expressly agrees not to institute any litigation or proceedings (whether judicial, administrative or otherwise) against the other Party except as specifically provided herein; provided however, nothing herein shall be construed as preventing or limiting either Party from seeking injunctive relief to preserve any right or benefit under this Agreement until arbitration can be concluded.

7.4 Arbitration shall be conducted by a panel of three arbitrators. Each Party shall nominate one arbitrator. If a Party fails to nominate an arbitrator within sixty (60) days from the date when a claimant's request for arbitration has been communicated by the other Party, such appointment shall be made by the AAA. The two arbitrators thus appointed shall attempt to agree on a third arbitrator who shall act as Chair. If the two arbitrators fail to nominate a Chair within sixty (60) days from the date of appointment of the latter arbitrator, the Chair will be selected by the AAA.

7.5 The location of the arbitration shall be Wichita, Kansas U.S.A. Arbitration shall be conducted the English language.

7.6 The arbitrators may award compensatory damages to either Party, BUT UNDER NO CIRCUMSTANCES SHALL THEY AWARD INCIDENTAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR EXEMPLARY DAMAGES.

7.7 Judgment on the award made by the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over one or more of the Parties or their assets.

8.0    COMPLIANCE WITH LAW.

8.1 The Parties understand and acknowledge that sale and delivery of aircraft spare and replacements is or may be subject to the export laws and regulations of the United States. RA shall comply with all applicable export laws and regulations and shall handle, safeguard and protect such parts from unauthorized export.

8.2 In the event that RAPID reasonably believes that the providing of spare or replacement parts will or may violate any law or regulation of the United States, RAPID shall notify RA and RAPID shall thereupon have no obligation to provide such parts until and unless RA demonstrates or provides evidence reasonable under the circumstances that any such law or regulation would not be violated by the providing of such parts.

9.0    TERMINATION.

9.1 Either Party may terminate this Agreement prior to expiration, upon the other Party's substantial and material breach of any obligation arising hereunder, and such other Party's failure to cure said breach within thirty (30) days following the receipt of written notice, or such longer period of time as may be required to cure a breach which cannot reasonably be cured within thirty (30) calendar days.

9.2 Upon the termination of this Agreement pursuant to paragraph 9.1, either Party may seek redress in accordance with the provisions of section 7.0, DISPUTES.

10.0   EXCUSABLE NONPERFORMANCE.

10.1 Neither Party shall be liable for any delay in the performance of its obligations under this Agreement when such delay is caused or created by circumstances beyond its control. Such circumstances include, but are not limited to: acts of force majeure; inability to obtain or retain government licenses, permits or approvals; interruption of essential services; or, any action or inaction by either Party which creates a delay in the other Party meeting any schedule required by this Agreement.

10.2 In the event either Party is delayed by any of the causes set forth in paragraph 10.1, its period of performance shall be extended as may be reasonably necessary under the circumstances.

11.0   ADDITIONAL PROVISIONS.

11.1 The Parties shall perform all efforts under this Agreement as independent contractors. Nothing in this Agreement shall be interpreted or construed as creating any form of partnership, agency, joint venture or other formal business arrangement whatsoever. Neither Party is authorized to represent, bind or act for the other Party.

11.2 Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by certified mail, commercial courier, personal delivery or telefacsimile. Notice sent by certified mail or commercial courier shall be deemed delivered as of the date received by the recipient, as evidenced by a postal receipt or the records of the commercial courier. Notice by personal delivery shall be deemed delivered on the date of receipt by the employee of the recipient identified in this paragraph 11.2. Notice by telefacsimile shall be deemed delivered twenty-four (24) hours after being successfully transmitted to the telefacsimile number indicated in this paragraph 11.2. Either Party may change its notification information by providing the other Party with written notice thereof. Until and unless changed by such written notice, the addresses of the Parties shall be as follows:

       For RAPID:

               RAYTHEON AIRCRAFT PARTS INVENTORY &
               DISTRIBUTION COMPANY
               Attn: Wayne W. Wallace
               9709 E. Central Avenue
               Wichita, Kansas 67206

               Telephone Number: 316-676-7111,
               Telefax Number:   316-676-8286,

       For RA:

               RAYTHEON AEROSPACE COMPANY
               Attn: Wayne W. Wallace
               10511 E. Central Avenue
               Wichita, Kansas  67206

               Telephone Number: 316-676-7111,
               Telefax Number:   316-676-8286,

11.3 This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Kansas, except for any provision thereof specifying the application of the laws of another jurisdiction.

11.4 The failure of either Party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions, nor affect the validity of this Agreement, nor the right of either Party to thereafter enforce each and every provision hereof.

11.5 This Agreement shall not give either Party any title, interest or other rights in intellectual property, proprietary information or trade secrets owned or controlled by the other Party.

11.6 The headings to various sections and paragraphs of this Agreement are for convenience of reference only and shall not in any way affect the interpretation hereof.

11.7 The Parties acknowledge that this Agreement is the product of negotiation and joint effort. Accordingly, the language, terms and conditions of this Agreement shall not be construed more strictly against either of the Parties in the event a question of interpretation, construction or meaning should hereafter arise.

11.8   Time is of the essence with respect to all obligations set forth herein.

11.9 If any provision of this Agreement is found to be invalid by any judicial, quasi-judicial or administrative body, the invalidity of such provision shall not affect the remainder of this Agreement.

11.10 This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and together constitute one and the same instrument. Copies signed and transmitted by facsimile shall be legally binding as if they were signed in person.

11.11 Nothing in this Agreement shall be interpreted or construed as creating any rights in favor of third parties.

11.12 No right or interest in this Agreement shall be assigned, and no duty hereunder shall be delegated by either Party without the prior written permission of the other Party; provided however, either Party may, upon notice to the other Party, assign this Agreement to its successor upon the merger, consolidation, sale or transfer of substantially all of that Party's assets. Any such assignment or delegation shall be void unless made in conformity with this paragraph 11.12.

11.13 All Schedules to this Agreement are by this reference incorporated into this Agreement for all purposes as if they were fully set forth herein.

11.14 The terms and conditions herein contained shall take precedence over and will not be varied by any conflicting or differing terms contained in any purchase order or subcontract relating to the subject matter hereof.

11.15 This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties between the Parties which are not expressly set forth herein. This Agreement supersedes all prior agreements, whether written, oral or otherwise, between the Parties with respect to the subject matter set forth herein. The Agreement may not be modified except by a written amendment signed by both Parties.

WHEREFORE, the Parties have caused this Agreement to be entered into by their duly authorized representatives as of the Effective Date set forth above.

RAYTHEON AIRCRAFT PARTS INVENTORY &
DISTRIBUTION COMPANY


By: /s/ Paul R. Everhardt
-------------------------------
Name:   Paul R. Everhardt
Title: VP-Comptroller
Date:


RAYTHEON AEROSPACE COMPANY


By: /s/ Daniel A. Grafton
-------------------------------
Name:   Daniel A. Grafton
Title: Director
Date: